EXHIBIT 23.2




                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Reckson Management Group, Inc. 401(k) Plan, in which Reckson Associates Realty Corp. (the "Company") is a participating employer, for the registration of 100,000 shares of common stock of the Company, of our report dated February 15, 2000, with respect to the consolidated financial statements and schedule of the Company for the year ended December 31, 1999, included in its Annual Report (Form 10-K) filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP

New York, New York
June 1, 2000